SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2018 (March 5, 2018)

LINCOLNWAY ENERGY, LLC
(Exact Name of registrant as specified in its charter)

IOWA	000-51764	20-1118105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of Principal Executive Offices)	(Zip Code)

(515) 232-1010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Members of Lincolnway Energy, LLC (the “Company”) held March 5, 2018 (the “2018 Annual Meeting”), the members voted on the following proposals which are further described in the Company’s 2018 Proxy Statement filed with the Securities and Exchange Commission on January 23, 2018 (the “2018 Proxy Statement”).

Proposal 1: The members voted on the election of directors at the 2018 Annual Meeting.  There were four nominees for three director positions and the director nominees were William Couser, Rick Vaughn, Terrill Wycoff and Timothy Gibbons.  Election of the director nominees required the affirmative vote of a plurality of the units represented in person or by proxy at the 2018 Annual Meeting, assuming a quorum was present. At the 2018 Annual Meeting, the members elected William Couser, Rick Vaughn and Terrill Wycoff to serve on the Board of Directors until the 2021 Annual Meeting of Members or until his respective successor shall be elected and qualified.  The number of votes cast for or against/withheld for each of the director nominees are set forth below:

Nominee	Votes For	Votes Withheld/Abstentions

William Couser	16,016	5,741
Rick Vaughn	14,557	7,200
Terrill Wycoff	12,201	9,571
Timothy Gibbons	9,702	12,041

Proposal 2: The members voted to ratify the selection of RSM US LLP to act as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2018.

Votes For	Votes Against	Abstentions

20,684	161	888

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC
Date: March 9, 2018
	By:	/s/ Eric Hakmiller
Eric Hakmiller
President and Chief Executive Officer